SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     April 3, 2003

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22302	36-3688459

(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

451 Kingston Court, Mt. Prospect, Illinois	60056

(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400

(Registrant’s telephone number, including area code)

SIGNATURES

Item 5. Other Events.

     On April 3, 2003, the Company announced the jury verdict related to the recent patent infringement allegation against Superconductor Technologies, Inc. and its wholly-owned subsidiary, Conductus, Inc. (STI).

     The jury agreed with STI’s argument that the Company’s patent (U.S. Patent No. 6,263,215, entitled “Cryoelectronically Cooled Receiver Front End for Mobile Radio Systems”) was invalid and unenforceable and that its Superfilter® III product is not infringing. The jury also awarded STI $3.87MM against the Company as damages for what STI claimed to be unfair competition on the part of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: April 3, 2003		ISCO International, Inc.

	By:	/s/ Amr Abdelmonem
Amr Abdelmonem, Ph.D
Chief Executive Officer